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                                                                   EXHIBIT 99.1


                         GUARANTY BANK & TRUST COMPANY

              Revocable Proxy Solicited by the Board of Directors
                    for the Special Meeting of Shareholders
                       To Be Held on _____________, 1998

         The undersigned hereby appoints Warren S. Henderson, Richard M. Morrison, M. D., and M. M. (Babe) Dalton, with power of substitution, proxy to vote all shares of common stock of Guaranty Bank & Trust Company ("Bank") that the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held at __________________ located at __________________________________, on ____________, _____________, 1998, and at any adjournment thereof (the
"Special Meeting").

         Said proxy will vote on the proposals set forth in the Notice of Special Meeting and the Proxy Statement-Prospectus as specified on this card and are authorized to vote in his discretion as to any other business that may come properly before the Special Meeting. If no vote is specified, said proxy will vote in favor of proposal 1 below.

1. FOR ___ OR AGAINST ___ OR ABSTAIN FROM VOTING ON ____ the proposal to authorize, adopt and approve the Agreement and Plan of Merger dated as of August 20, 1998 and amended as of October 15, 1998 by and among Guaranty Bank & Trust Company, F.N.B. Corporation, and Southwest Interim Bank No. 5, N.A. pursuant to which (a) Guaranty Bank & Trust Company would become a wholly-owned bank subsidiary of F.N.B. Corporation and (b) each share of Guaranty Bank & Trust Company common stock outstanding (other than shares held by shareholders exercising their dissenters' rights) would be converted into shares of F.N.B. Corporation common stock, all as more fully described in the accompanying Proxy Statement-Prospectus.





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PLEASE MARK, SIGN BELOW, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
FURNISHED.

                                    Please sign exactly as name appears below.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    DATED: _______________, 1998


                                    __________________________________________
                                    Signature


                                    __________________________________________
                                    Signature (if held jointly)